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                                                                     EXHIBIT 2.6

                  THIRD AMENDMENT TO THE ACQUISITION AGREEMENT

         This Third Amendment (the "Third Amendment") to the Acquisition Agreement (the "Agreement") dated as of January 31, 2000 by and among Physicians Resource Group, Inc. ("PRG") and each of its affiliated entities listed on the signature pages thereto, as Sellers and AmSurg Corp. ("AmSurg"), is hereby entered into this 31st day of May, 2000.

         WHEREAS, the parties executed the Agreement as of January 31, 2000; and

         WHEREAS, the parties entered into a First Amendment to the Agreement on April 28, 2000 and a Second Amendment to the Agreement on May 12, 2000 (the "Second Amendment"); and

         WHEREAS, the parties desire to extend the date set forth in Section
2.4 of the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

         1. The first sentence of Section 2.4(b) of the Agreement, as amended by the Second Amendment, is hereby amended by deleting the date "May 31, 2000" and replacing it with the following "June 2, 2000."

         2. The first sentence of Section 2.4(c) of the Agreement, as amended by the Second Amendment, is hereby amended by deleting the date "May 31, 2000" and replacing it with the following "June 2, 2000."

         Defined terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement, as amended.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                    AMSURG CORP.


                                    By: /s/ Claire M. Gulmi
                                       ----------------------------------------
                                    Name: Claire M. Gulmi
                                         --------------------------------------
                                    Title: Senior Vice President
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                                    PHYSICIANS RESOURCE GROUP, INC.
                                    for itself and the other entities listed on
                                    the signature pages of the Agreement


                                    By: /s/ Michael W. Yeary
                                       ----------------------------------------
                                    Name: Michael W. Yeary
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------